                                                            EXHIBIT 4.17

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE.

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND THIS NOTE (AND ANY INTEREST OR PARTICIPATION HEREIN) MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION AND (2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OR (V) TO THE ISSUERS, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (II) OR (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (Y) IN THE CASE OF ANY OF THE FOREGOING CLAUSES (I) THROUGH (V), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE, THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTION REFERRED TO ABOVE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                      JAFRA COSMETICS INTERNATIONAL, INC.
                                      AND
                  DISTRIBUIDORA COMERCIAL JAFRA, S.A. de C.V.

                   10 3/4% Senior Subordinated Notes Due 2011

CUSIP No. 47007PAA6
ISIN No. USP58922AA61
No. A-1                                                             $198,610,000

     Each of Jafra Cosmetics International, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Jafra US"), and Distribuidora Comercial Jafra, S.A. de C.V., a corporation organized under the laws of Mexico ("Jafra Distribution (Mexico)", and together with Jafra US, the "Issuers", such term to include any Successor of either (as such term is defined in the Indenture referred to hereinafter), for value received, hereby severally, but not jointly, promises to pay to Cede & Co., or registered assigns, its several share in the proportion set forth below (with respect to each Issuer, such relative proportion, a "Several Share") of the aggregate principal sum of $198,610,000 (One Hundred Ninety-Eight Million Six Hundred and Ten Thousand United States Dollars) (or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof) (the "Principal Amount") on May 15, 2011; provided that Jafra US shall be severally liable for only 40% of the Principal Amount (the "Jafra US Portion") and Jafra Distribution (Mexico) shall be severally liable for only 60% of the Principal Amount (the "Jafra Distribution (Mexico) Portion", and each of the Jafra US Portion and the Jafra Distribution (Mexico) Portion, a "Portion"). Each Issuer hereby severally, but not jointly, promises to pay interest on its respective Portion, semi-annually on May 15 and November 15 in each year, commencing November 15, 2003, at the rate of 10 3/4% per annum (subject to adjustment as provided below), until the Principal Amount is paid or made available for payment. Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated May 20, 2003, among the Issuers, Credit Suisse First Boston LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Note Guarantors named therein (the "Registration Rights Agreement"). Until (i) the date on which this Note has been exchanged for a freely transferable Exchange Security (as defined in the Registration Rights Agreement) in the Registered Exchange Offer (as defined in the Registration Rights Agreement), (ii) the date on which this Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement (as defined in the Registration Rights Agreement), or (iii) the date on which this Note is distributed to the public pursuant to Rule 144 of the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or otherwise is eligible for resale pursuant to Rule 144 (or any successor provision) under the Securities Act without volume restriction, if any: From and including the date on which a Registration Default (as defined below) shall occur to but excluding the date on which such Registration Default has been cured, additional interest will accrue on this Note at the rate of (a) prior to the 91st day of such period (for so long as such period is continuing), 0.25% per annum and (b) thereafter (so long as such period is continuing), 0.50% per annum. Any such additional interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 0.50% per annum in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing. Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note. Following the cure of all Registration Defaults, the accrual of such additional interest will cease. All Registration Defaults shall be deemed cured upon consummation of the Registered Exchange Offer. For purposes of the foregoing, each of the following events, as more particularly defined in the Registration Rights Agreement, is a "Registration Default": (i) neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor a Shelf Registration Statement has been filed with the SEC on or before the 195th day after the Issue Date (or if such day is not a business day, the first business day thereafter); (ii) the Registered Exchange Offer is not consummated on or before the 255th day after the Issue Date (or if such day is not a business day, the first business day thereafter); (iii) if a Shelf Registration Statement is required to be filed under the Registration Rights Agreement,
(A) the Shelf Registration Statement is not declared effective by the SEC on or before the 285th day after the Issue Date (or if such day is not a business day, the first business day thereafter) (or, in the case of a Shelf Registration Statement required to be filed in response to any change in applicable interpretations of the staff of the SEC, if later, on or before the 90th day after publication of such change) or (B) after such Shelf Registration Statement is declared effective and during the time the Company and the Issuers are required to use their reasonable best efforts to keep the Shelf Registration Statement in effect, the Company and the Issuers shall have suspended and be continuing to suspend the availability of the Shelf Registration Statement, for more than 30 days in the aggregate in any consecutive twelve-month period.

     Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuers maintained for that purpose in The Borough of Manhattan, The City of New York; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be duly executed.



                                   JAFRA COSMETICS INTERNATIONAL, INC.


                                   By /s/ Michael A. DiGregorio
                                      ------------------------------------------
                                      Name: Michael A. DiGregorio
                                      Title: Senior V.P. & CFO



                                   DISTRIBUIDORA COMERCIAL JAFRA, S.A. de C.V.


                                   By /s/ Michael A. DiGregorio
                                      ------------------------------------------
                                      Name: Michael A. DiGregorio
                                      Title: Senior V.P. & CFO

This is one of the Notes referred to in the within-mentioned indenture.


                              U.S. BANK NATIONAL ASSOCIATION
                                   As Trustee



                              By: /s/ Philip Kane
                                  ----------------------------
                                  Authorized Officer

Dated: May 20, 2003

                                REVERSE OF NOTE

     This Note is one of the duly authorized issue of 10 3/4% Senior Subordinated Notes Due 2011 of the Issuers (herein called the "Notes"), issued under an Indenture, dated as of May 20, 2003 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), among the Issuers, Jafra Worldwide Holdings (Lux) S.ar.l. and the other Note Guarantors from time to time parties thereto, as Note Guarantors, and U.S. Bank National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note is entitled to the benefits of the certain senior subordinated Note Guarantees of the Note Guarantors and may hereafter be entitled to certain other senior subordinated Note Guarantees made for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture and to the Note Guarantees for terms relating to such Note Guarantees, including the release, termination and discharge thereof. Neither the Issuers nor any Note Guarantor shall be required to make any notation on this Note to reflect any Note Guarantee or any such release, termination or discharge.

     The Notes are subordinated to Senior Indebtedness of the Issuers, as defined in the Indenture, and the Note Guarantees are subordinated to Senior Indebtedness of the relevant Note Guarantor, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes or the relevant Note Guarantee may be paid. The Issuers and the Note Guarantors agree, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purposes.

     The Notes will be redeemable, at the Issuers' option, in whole or in part, and from time to time on and after May 15, 2007 and prior to maturity; provided, however, that any such optional redemption may only be effected concurrently by both of the Issuers on a pro rata basis as between their respective Portions, based on the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following Redemption Prices

(expressed as a percentage of principal amount), plus accrued interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                        REDEMPTION
PERIOD                                    PRICE
------                                  ----------
2007 ................................   105.375%
2008 ................................   102.688%
2009 and thereafter .................   100.000%


     In addition, at any time and from time to time prior to May 15, 2006, the Issuers at their option may concurrently redeem the Notes, on a pro rata basis as between their respective Portions (based on the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion), in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate cash proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 110.750% plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Issuers may make such redemption upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent, including the completion of the related Equity Offering.

     The Jafra Distribution (Mexico) Portion of the Notes may be redeemed, at the option of Jafra Distribution (Mexico), at any time as a whole but not in part, on not less than 30 nor more than 60 days' notice in accordance with the Indenture at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in the event Jafra Distribution (Mexico), any successor to Jafra Distribution (Mexico) or any current or future Note Guarantor of such Jafra Distribution (Mexico) Portion has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, and such obligation cannot be avoided by such Person's taking reasonable measures available to it, any Additional Amounts in excess of Additional Amounts that Jafra Distribution (Mexico), such successor or such Note Guarantor would be required to pay if payments by Jafra Distribution (Mexico), such successor or such Note Guarantor were subject to a 4.9% Mexican withholding tax as a result of a change in or amendment to applicable treaties or laws (including any regulations promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such treaties, laws or regulations, which change or amendment is announced or becomes effective on or after May 2, 2003 ("Excessive Additional Amounts"); provided, however, that no such notice of redemption may be given earlier than 60 days prior to the earliest date on which Jafra Distribution (Mexico), such successor or such Note Guarantor would, but for such redemption, be obligated to pay such Excessive Additional Amounts. Prior to the publication of any notice of redemption pursuant to this provision, Jafra Distribution (Mexico), any successor to Jafra Distribution (Mexico) or any Note Guarantor will deliver to the Trustee (a) a certificate duly signed by an officer of Jafra Distribution (Mexico), such successor or such Note Guarantor stating that Jafra Distribution (Mexico), such successor or such Note Guarantor is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Jafra Distribution (Mexico), such successor or such Note Guarantor so to redeem have occurred and (b) a written opinion of Mexican legal counsel reasonably acceptable to the Trustee to the effect that Jafra Distribution (Mexico), such successor or such Note Guarantor has or will become obligated to pay such Excessive Additional Amounts as a result of an amendment or change referred to in this provision.

     In the event of any partial redemption (other than a redemption described in the immediately preceding paragraph), the several obligation of each Issuer for each Note that remains outstanding shall continue in the same proportion as the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion, respectively.

     The Indenture provides that, upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuers repurchase, on a several basis in proportion to each Issuer's Several Share in respect of the Notes, all or any part of such Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase; provided, however, that the Issuers shall not be obligated to purchase Notes in the event they have exercised their right to redeem all the Notes as described above.

     The Notes will not be entitled to the benefit of a sinking fund.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the several obligation of each Issuer, which is absolute and unconditional, to pay its Several Share of the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuers in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration, transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration or transfer, the Company, the Issuers, any other obligor in respect of this Note, the Trustee and any agent of the Company, the Issuers, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Issuers, or any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

     No director, officer, employee, incorporator or stockholder of the Company, the Issuers, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, the Issuers or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE ISSUERS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

                           [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned holder hereby sell(s) assign(s) and transfer(s) unto

------------------------------------------------------------------

Insert Taxpayer Identification No.

------------------------------------------------------------------


(Please print or typewrite name and address including zip code of assignee)

------------------------------------------------------------------

------------------------------------------------------------------


the within Note and all rights thereunder, hereby irrevocably constituting and appointing

------------------------------------------------------------------



attorney to transfer such Note on the books of the Issuers with full power of substitution in the premises.


[Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.



Date:
     ------------------------


                                       -----------------------------------------
                                       NOTICE: The signature to this
                                       assignment must correspond with the name
                                   as written upon the face of the within-
                                   mentioned instrument in every particular, without alteration or any change whatsoever.



Signature Guarantee: _________________________________



          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.


          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:___________________________       ______________________________________
                                             NOTICE: To be executed by an
                                                     executive officer






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
                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Issuers pursuant to Section 411 or 415 of the Indenture, check the box: [ ].

     If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 411 or 415 of the Indenture, state the amount (in principal amount) below:

               $ ___________________




Date: _________________

Your Signature: ________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: __________________________



     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

     The following increases or decreases in this Global Note have been made:

Date of     Amount of         Amount of         Principal          Signature
Exchange    decreases in      increases in      amount             of authorized
            Principal         Principal         of this Global     officer of
            Amount of this    Amount of this    Note following     Trustee or
            Global Note       Global Note       such decreases     Notes
                                                or increases       Custodian

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